Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Holdings LLC Announces Fourth Quarter and Full Year 2007 Financial Results

SAN FRANCISCO, CA, January 28, 2008—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2007.

Highlights of KKR Financial Holdings LLC’s results include:

•                                       For the fourth quarter ended December 31, 2007, economic income from continuing operations, a non-GAAP financial measurement, totaled $63.0 million, or $0.55 per diluted common share, and economic net income, a non-GAAP financial measurement, totaled $59.5 million, or $0.52 per diluted common share. For the fourth quarter ended December 31, 2007, GAAP income from continuing operations totaled $63.4 million, or $0.55 per diluted common share, and GAAP net income totaled $59.9 million, or $0.52 per diluted common share. A reconciliation of economic to GAAP results is provided on Schedule I.

•                                       As of year-end, available cash and cash equivalents totaled $1,039.7 million, consisting of $524.1 million of unrestricted cash, $430.1 million of restricted cash that can be used to purchase corporate investments, and $85.5 million of restricted cash that can be used for debt service payments.

•                                       Closed a $1.5 billion structured finance transaction and issued $1.2 billion of senior secured non-recourse debt.  The proceeds will be used to fund corporate debt investments.

•                                       Closed a $2.0 billion structured finance transaction which provides for the issuance of up to $1.6 billion of senior secured non-recourse debt. The proceeds will be used to fund corporate debt investments.

•                                       Closed a €800.0 million warehouse facility. The proceeds will be used to fund non-U.S. dollar corporate debt investments.

•                                       As of year-end, continuing operations net economic leverage was 3.4x.

*     *     *

For the quarter ended December 31, 2007, KFN reported economic income from continuing operations, a non-GAAP financial measurement, of $63.0 million, or $0.55 per diluted common share, and economic net income, a non-GAAP financial measurement, of $59.5 million, or $0.52 per diluted common share. For the year ended December 31, 2007, KFN reported economic income from continuing operations, a non-GAAP financial measurement, of $214.3 million, or $2.37 per diluted common share, and economic net loss, a non-GAAP financial measurement, of $98.3 million, or $1.08 per diluted common share. Economic income from continuing operations, a non-GAAP financial measurement, for the fourth quarter and year ended December 31, 2006 totaled $32.6 million, or $0.40 per diluted common share and $111.9 million, or $1.39 per diluted common share, respectively. Economic net income, a non-GAAP financial measurement, for the fourth quarter and year ended December 31, 2006 totaled $44.5 million, or $0.54 per diluted common share and $164.5 million, or $2.05 per diluted common share, respectively.

For the quarter ended December 31, 2007, GAAP income from continuing operations totaled $63.4 million, or $0.55 per diluted common share and GAAP net income totaled $59.9 million, or $0.52 per diluted common share. For the year ended December 31, 2007, GAAP income from continuing operations totaled $212.4 million, or $2.34 per diluted common share and GAAP net loss totaled $100.2 million, or $1.11 per diluted common share. GAAP income from continuing operations for the fourth quarter and year ended December 31, 2006 totaled $25.5 million, or $0.32 per diluted common share and $82.8 million, or $1.03 per diluted common share, respectively. GAAP net income for the fourth quarter and year ended December 31, 2006 totaled $37.4 million, or $0.46 per diluted common share and $135.3 million, or $1.68 per diluted common share, respectively.

A reconciliation of economic to GAAP results is provided on Schedule I.

Liquidity

As of December 31, 2007, available cash and cash equivalents totaled $1,039.7 million, consisting of $524.1 million of unrestricted cash and cash equivalents, $430.1 million of restricted cash that can be used to purchase corporate investments, and $85.5 million of restricted cash that can be used for debt service payments.

Leverage

As of year-end, continuing operations net economic leverage was 3.4x.  Continuing operations net economic leverage is computed as total continuing operations economic borrowings of $7.8 billion less the sum of 30-year trust preferred securities totaling $329.9 million, which are classified as junior subordinated notes on the Company’s consolidated balance sheet, and unrestricted cash of $524.1 million, divided by the sum of economic shareholders’ equity of $1.7 billion plus 30-year trust preferred securities totaling $329.9 million.

Book Value Per Common Share

The Company’s GAAP book value per common share outstanding was $14.27 and $15.01 as of December 31, 2007 and September 30, 2007, respectively. The Company’s economic book value per common share outstanding was $14.62 and $15.19 as of December 31, 2007 and September 30, 2007, respectively.

Financing Transactions

On October 31, 2007, the Company closed a $1.5 billion structured finance transaction that provides $1.2 billion of ten-year non-recourse financing for investments in corporate loans and securities.

Also on October 31, 2007, the Company closed a €800.0 million warehouse facility that is structured as a repurchase facility to provide financing for investments in non-U.S. dollar corporate loans and securities.

On November 5, 2007, the Company closed a $2.0 billion structured finance transaction that provides up to $1.6 billion of five-year non-recourse financing for investments in corporate loans and securities.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its fourth quarter and annual 2007 results on Monday, January 28, 2008, at 5:00 p.m. EST. The conference call can be accessed by dialing 888-211-0226 (Domestic) or 913-312-0388 (International); a pass code is not required. A replay will be available through Monday, February 11, 2008 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 4944519. Supplemental materials that will be discussed during the call, as well as a live webcast of the call, will be accessible on the Company’s website, at

www.kkrkfn.com, via a link from the Investor Relations section. A replay of the audio webcast will be archived in the Investor Relations section of the Company’s website.

Note Regarding Use of Non-GAAP Financial Measures

The non-GAAP items referred to in this earnings release are provided as supplemental information, and should not be relied upon as alternative measures to GAAP. These non-GAAP financial measures consist of items calculated by the Company on an “economic” basis, which includes the following: (i) presentation of the Company’s proportionate share of certain structured finance vehicles where the Company holds a majority ownership interest and consolidates such vehicles in accordance with GAAP; (ii) presentation of assets financed through total rate of return swaps on a non-derivative basis; (iii) exclusion of share-based compensation in the calculation of economic net income or loss; and (iv) presentation of the net assets of the Company’s discontinued operations. The Company believes that the non-GAAP measures presented in this earnings release provide useful information to investors by providing an understanding of the Company’s financial condition and operational performance through which liquidity and periodic results, for purposes of evaluating the income available for distributions to shareholders, can be assessed.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company that invests in multiple asset classes. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC. KKR Financial Holdings LLC and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.  Additional information on KKR Financial Holdings LLC is available at http://www.kkrkfn.com.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Holdings LLC believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, availability of financing, maintenance of sufficient liquidity, and other risks disclosed from time to time in the Company’s filings with the SEC.

Schedule I

KKR Financial Holdings LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended December 31, 2007			For the year ended December 31, 2007
(amounts in thousands, except per share information)	Economic Measure	Reconciliation Adjustments(1)	Reported	Economic Measure	Reconciliation Adjustments(1)	Reported
Net investment income:
Loan interest income	$142,455	$35,439	$177,894	$409,019	$52,036	$461,055
Securities interest income	28,796	8,623	37,419	97,168	20,385	117,553
Dividend income	1,103	—	1,103	3,825	—	3,825
Other interest income	15,663	1,941	17,604	34,342	3,363	37,705
Total investment income	188,017	46,003	234,020	544,354	75,784	620,138
Interest expense	(112,997)	(20,884)	(133,881)	(333,460)	(32,569)	(366,029)
Interest expense to affiliates	—	(31,535)	(31,535)	—	(60,939)	(60,939)
Provision for loan losses	—	—	—	(25,000)	—	(25,000)
Net investment income	75,020	(6,416)	68,604	185,894	(17,724)	168,170
Other income:
Net realized and unrealized gain on investments	6,285	1,956	8,241	94,060	4,140	98,200
Net realized and unrealized (loss) gain on derivatives and foreign exchange	(2,352)	3,783	1,431	(13,587)	12,596	(991)
Other income	2,006	754	2,760	8,957	1,150	10,107
Total other income	5,939	6,493	12,432	89,430	17,886	107,316
Non-investment expenses:
Related party management compensation	13,750	(553)	13,197	51,191	1,344	52,535
General, administrative and directors expenses	3,944	256	4,200	17,561	733	18,294
Professional services	1,211	—	1,211	4,706	—	4,706
Total non-investment expenses	18,905	(297)	18,608	73,458	2,077	75,535
Income from continuing operations before equity in income of unconsolidated affiliate and income tax (benefit) expense	62,054	374	62,428	201,866	(1,915)	199,951
Equity in income of unconsolidated affiliate	—	—	—	12,706	—	12,706
Income from continuing operations before income tax (benefit) expense	62,054	374	62,428	214,572	(1,915)	212,657
Income tax (benefit) expense	(989)	—	(989)	256	—	256
Income from continuing operations	63,043	374	63,417	214,316	(1,915)	212,401
Loss from discontinued operations	(3,510)	—	(3,510)	(312,606)	—	(312,606)
Net income (loss)	$59,533	$374	$59,907	$(98,290)	$(1,915)	$(100,205)
Net income (loss) per common share:
Basic
Income per share from continuing operations	$0.55		$0.55	$2.38		$2.36
Loss per share from discontinued operations	$(0.03)		$(0.03)	$(3.47)		$(3.47)
Net income (loss) per share	$0.52		$0.52	$(1.09)		$(1.11)
Diluted
Income per share from continuing operations	$0.55		$0.55	$2.37		$2.34
Loss per share from discontinued operations	$(0.03)		$(0.03)	$(3.45)		$(3.45)
Net income (loss) per share	$0.52		$0.52	$(1.08)		$(1.11)
Weighted-average number of common shares outstanding:
Basic	114,466		114,466	89,953		89,953
Diluted	114,813		114,813	90,640		90,640
Distributions declared per common share	$0.50		$0.50	$2.16		$2.16

(1)          These adjustments reconcile the Company’s GAAP (reported) statements of operations presentation to an economic, non-GAAP presentation. The nature of these adjustments is described under “Note Regarding Use of Non-GAAP Financial Measures” in this earnings release.

Schedule II
KKR Financial Holdings LLC
CONSOLIDATED BALANCE SHEET (UNAUDITED)

	December 31, 2007
(amounts in thousands, except share information)	Economic Measure	Reconciliation Adjustments(1)	Reported
Assets
Cash and cash equivalents	$524,080	$—	$524,080
Restricted cash and cash equivalents	866,829	196,699	1,063,528
Securities available-for-sale	1,070,468	289,073	1,359,541
Loans, net of allowance for loan losses of $25,000	6,819,296	1,814,912	8,634,208
Derivative assets	15,870	2,867	18,737
Interest and principal receivable	130,867	16,730	147,597
Non-marketable equity securities	20,084	—	20,084
Reverse repurchase agreements	69,840	—	69,840
Other assets	73,128	6,176	79,304
Assets of discontinued operations	116,822	7,012,284	7,129,106
Total assets	$9,707,284	$9,338,741	$19,046,025
Liabilities
Repurchase agreements	$2,365,234	$274,726	$2,639,960
Collateralized loan obligation senior secured notes	4,623,344	1,325,266	5,948,610
Collateralized loan obligation junior secured notes to affiliates	—	525,420	525,420
Secured revolving credit facility	156,669	—	156,669
Secured demand loan	24,151	—	24,151
Convertible senior notes	300,000	—	300,000
Junior subordinated notes	329,908	—	329,908
Subordinated notes to affiliates	—	152,574	152,574
Accounts payable, accrued expenses and other liabilities	7,143	247	7,390
Accrued interest payable	87,750	15,807	103,557
Accrued interest payable to affiliates	—	44,121	44,121
Related party payable	9,694	—	9,694
Securities sold, not yet purchased	100,394	—	100,394
Derivative liabilities	17,815	28,939	46,754
Liabilities of discontinued operations	—	7,012,284	7,012,284
Total liabilities	8,022,102	9,379,384	17,401,486
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding	—	—	—
Common shares, no par value, 250,000,000 shares authorized and 115,248,990 shares issued and outstanding	—	—	—
Paid-in-capital	2,165,241	1,915	2,167,156
Accumulated other comprehensive loss	(116,602)	(40,643)	(157,245)
Accumulated deficit	(363,457)	(1,915)	(365,372)
Total shareholders’ equity	1,685,182	(40,643)	1,644,539
Total liabilities and shareholders’ equity	$9,707,284	$9,338,741	$19,046,025

(1)   These adjustments reconcile the Company’s GAAP balance sheet presentation to an economic, non-GAAP presentation. The nature of these adjustments is described under “Note Regarding Use of Non-GAAP Financial Measures” in this earnings release.

Schedule III
KKR Financial Holdings LLC
ECONOMIC INVESTMENT PORTFOLIO AS OF DECEMBER 31, 2007 (UNAUDITED)

(amounts in thousands) (1)	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value
Corporate loans (2)	$6,844,296	$6,595,633	85.8%
Corporate debt securities	1,118,332	1,022,691	13.3
Marketable equity securities	58,529	47,777	0.6
Non-marketable equity securities	20,084	20,084	0.3
Total investment portfolio	$8,041,241	$7,686,185	100.0%

(1)        Estimated fair values set forth in the schedule are based on dealer quotes and/or nationally recognized pricing services and management estimates for investment positions for which dealer quotes and/or nationally recognized pricing data are not available. The table above excludes securities sold, not yet purchased with an amortized cost of $103.1 million and an estimated fair value of $100.4 million.

(2)        Total loans excludes the allowance for loan losses of $25.0 million.